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                                AMENDMENT NO 1 TO

                            ASSET PURCHASE AGREEMENT

         This Agreement is made and entered into as of the 10th day September, 1998 among Pfizer Inc., a Delaware corporation ("Pfizer"), the Asset selling Corporations (as defined in the Asset Purchase Agreement) and WPAMS Acquisition Corp., a Delaware corporation ("Purchaser").

                                   WITNESSETH

         WHEREAS, Pfizer, the Asset Selling Corporations and Purchaser are parties to an Asset Purchase Agreement dated as of July 21, 1996 (the "Asset purchase Agreement"); and

         WHEREAS, Pfizer, the Asset Selling Corporations and Purchaser have agreed to amend the Asset Purchase Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, subject to and on the terms and conditions herein set forth, and intending to be bound hereby, the parties agree as follows:

                                   ARTICLE I.

                                     GENERAL

         Section 1.1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

         Section 1.2. Governing Law. This Agreement shall be governed by the laws of the State of New York, its rules of conflict of laws notwithstanding. Pfizer and Purchaser hereby agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York and in the absence of such Federal jurisdiction, the parties consent to be subject to the jurisdiction of the Supreme Court of the State of New York, County of New York.

                                  ARTICLE II.

                                   AMENDMENTS

         Section 2.1. Amendments. The Asset Purchase Agreement is amended as follows:

              (i) by deleting Section 7.12 in its entirety and substituting the following therefor:

                           "As promptly as practicable after the date hereof, Pfizer and Purchaser shall cause the Foreign Implementing Agreements to be prepared and executed by their applicable Affiliates. In the event of any inconsistency between this Agreement and the Foreign Implementing Agreements or between the Transitional Services Agreement and the Foreign Implementing Agreements, the provisions of this Agreement or the Transitional Services Agreement, as the case may be, shall govern. In no event shall the Foreign Implementing Agreements




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                           expand any right or obligation of any party hereto,
                           all such rights and obligations to be as set forth in and subject to the terms of this Agreement and the Transitional Services Agreement.

              (ii) by adding the following to the end of Sections 3.1(b) and 3.1(c):

                           "except for the Foreign Implementing Agreement which relates to the transfer of the French Conveyed Assets and French Assumed Liabilities (which Foreign Implementing Agreement will be delivered as soon thereafter as permitted under applicable law)."

                                  ARTICLE III.

                                     GENERAL

         Section 3.1. Asset Purchase Agreement. Except as expressly amended or modified herein, the Asset Purchase Agreement (as amended hereby) shall continue in full force and effect in accordance with the provisions hereof and thereof as in existence on the date hereof. After the date hereof, any reference to the Asset Purchase Agreement shall mean the Asset Purchase Agreement as amended by this Agreement.

         Section 3.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                  PFIZER INC.


                                  By:      /s/ David L. Shedlarz
                                     -------------------------------------
                                     Name:  David L. Shedlarz
                                     Title:  Senior Vice President and
                                                  Chief Financial Officer

                                  AMERICAN MEDICAL SYSTEMS, INC.


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact

                                  HOWMEDICA INTERNATIONAL LIMITED


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact


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                                  PFIZER HOSPITAL PRODUCTS (BELGIUM)


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:.  Attorney-in-Fact

                                  HOWMEDICA G.M.B.H.


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact

                                  HOWMEDICA IBERICA, S.A.


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact

                                  PFIZER CANADA INC.


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact

                                  PFIZER S.A.


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact

                                  PFICONPROD PTY. LIMITED


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact

                                  SCHNEIDER (EUROPE) G.M.B.H. BY PFIZER INC.


                                  By:      /s/ P. Nigel Gray
                                     -------------------------------------
                                     Name:  P. Nigel Gray
                                     Title:  Attorney-in-Fact



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                                  WPAMS ACQUISITION CORP.


                                  By:      /s/ Elizabeth Weatherman
                                     -------------------------------------
                                     Name:  Elizabeth Weatherman
                                     Title:  President




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